Exhibit 10.21

RENEWAL AND MODIFICATION AGREEMENT

This Renewal and Modification Agreement (this “Agreement”), dated as of July 27, 2022 for reference purposes only, is made by and between Andersen Tax LLC (“Borrower”) and First Republic Bank (the “Lender”), with reference to the following facts:

A. The Lender has previously made or committed to make revolving loans in the aggregate maximum principal amount of $20,000,000.00 and a term loan in the original principal amount of $10,000,000 (collectively, the “Loans”) to Borrower.

B. The Loans arise out of that certain Second Amended and Restated Loan Agreement dated May 12, 2017 (as amended, the “Loan Agreement”) to which Borrower and the Lender are parties. AU terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement.

C. Borrower has now requested that Lender (i) extend the maturity date of the Line of Credit Note from May 15, 2022 to May 15, 2023, and (ii) make certain other changes to the Loan Documents, and Lender has agreed to do so on the terms set forth herein.

THEREFORE, for valuable consideration, the Lender and Borrower agree as follows:

1. Extension of Line of Credit Note Maturity Date. The Maturity Date of the Line of Credit Note is extended to May 15, 2023, at which time the entire unpaid principal balance of the Line of Credit Note, all accrued and unpaid interest and any other outstanding amounts due Lender under the Loan Documents shall be due and payable. The Line of Credit Note and the Loan Documents are amended accordingly, and the Line of Credit Note is being concurrently amended and restated as the Sixth Amended and Restated Promissory Note (Line of Credit —Prime Rate Adjustable — Interest only) dated July 27, 2022 (the “Sixth Amended and Restated Promissory Note”), which Sixth Amended and Restated Promissory Note shall hereafter be deemed to mean the Line of Credit Note, as amended herein.

2. Line of Credit Loan interest Rate. The interest rate payable of the Line of Credit Loan is amended to provide for an interest rate floor of no less than three and 25/100 percent (3.25%) per annum, pursuant to the terms of the Sixth Amended and Restated Promissory Note.

3. Representations and Warranties. As a material inducement to the Lender’s execution of this Agreement, Borrower makes the following warranties and representations to the Lender:

3.1 Borrower has the full power and authority to enter into and perfoini all of its obligations under this Agreement, and this Agreement,, when executed by the Persons signing this Agreement on behalf of Borrower, shall constitute a legal, valid and binding obligation of Borrower enforceable in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally and regardless of whether enforcement is sought in equity or at law). The Persons executing this Agreement on behalf of Borrower have been duly authorized to execute this Agreement by all required action on the part of Borrower.

3.2 There are no Liens affecting all or part or the Collateral, except for the Liens in favor of the Lender and the Permitted Liens.

3.3 No Event of Default has occurred and is continuing.

4. No Modification of Loan Documents. Nothing contained in this Agreement shall be construed to obligate the Lender to extend the time for payment of any Note or otherwise modify any of the Loan Documents in any respect, except as expressly set forth in this Agreement.

Loan No.      ;

Obligor No.

5. No Waiver. No waiver by the Lender of any of its rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Lender. The Lender’s rights and remedies under this Agreement are cumulative with and in addition to any and all other legal and equitable rights and remedies which the Lender may have in connection with the Loans.

6. Entire Agreement, This Agreement and the other Loan Documents contain the entire agreement and understanding among the parties concerning the matters covered by this Agreement and other Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by the Lender or Borrower concerning the matters covered by this Agreement and the other Loan Documents.

7. Modifications. This Agreement may be modified only by a written agreement signed by Borrower and the Lender.

8. Descriptive Headings; Interpretation. The headings to sections of this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. For purposes of this Agreement, the term “including” shall be deemed to mean “including without limitation.”

9. Fees. Pursuant to the Loan Documents, Borrower shall pay to the Lender (a) a renewal facility fee of $66,000.00 with respect to the Line of Credit Loan, and (b) all reasonable and documented out-of-pocket costs, charges, and expenses paid or incurred by the Lender in connection with the preparation of this Agreement and the transactions contemplated hereby, including reasonable attorneys’ fees (all of which amounts will be debited from Borrower’s account number    ). Borrower shall pay all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs, incurred by the Lender in enforcing any of the terms of this Agreement or the other Loan Documents, whether or not any legal proceedings are instituted by the Lender.

10. Indemnification. Borrower shall indemnify and hold the Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all claims, demands, damages, liabilities, actions, causes of action, suits, reasonable costs and expenses, including reasonable attorneys’ fees and costs, directly arising out of or relating to any commission or brokerage fee or charge claimed to be due or owing to any Person in connection with the transactions contemplated by this Agreement as a result of any act or agreement by the Borrower.

11. No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Lender and Borrower, and no other Person shall have any right of action under this Agreement.

12. NO CLAIMS. BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO OFFSETS OR DEDUCTIONS OF ANY KIND AGAINST ANY OR ALL OF THE OBLIGATIONS; AND (B) IT HAS NO DEFENSES OR OTHER CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST THE LENDER IN CONNECTION WITH THE LOANS OR THE COLLATERAL.

13. Continuing Effect of Documents. The Line of Credit Note and the other Loan Documents, as modified by this Agreement, shall remain in full force and effect in accordance with their terms and are affirmed by Borrower.

14. Counterparts; Successors. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Renewal and Modification Agreement as of the date first above written.

of the date first above written.

BORROWER:		LENDER:

Andersen Tax LLC		First Republic Bank

By:	/s/ Mark L. Vorsatz	By:	/s/ Danika Ganino
Name: Mark L. Vorsatz		Name: Danika Ganino
Title: CEO		Title: Manager

Loan No.      ;

Obligor No.